Exhibit 99.1

Press Release
www.shire.com

Shire Receives new Paragraph IV Notice Letter From Watson for ADDERALL XR®

Dublin, Ireland and Philadelphia, US – February 24, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that its subsidiaries Shire LLC and Shire Development Inc. (collectively “Shire”) have received a new Paragraph IV Notice Letter from Watson Laboratories, Inc. in Fort Lauderdale, Florida (“Watson”) advising of the filing of an Abbreviated New Drug Application (“ANDA”) for a generic version of all approved strengths of Shire’s ADDERALL XR® (mixed salts of a single-entity amphetamine product) dextroamphetamine sulphate, dextroamphetamine saccharate, amphetamine aspartate monohydrate, amphetamine sulphate capsules, CII.

The new ANDA that Watson filed is not covered under the existing settlement agreements entered into in November 2007 between Shire and Watson (the “Settlement Agreements”).  The Settlement Agreements cover a different ANDA and do not provide any license for Watson to sell the products covered in Watson’s new ANDA.

ADDERALL XR® is protected by the following FDA Orange Book listed patents:  U.S. Reissued Patent RE41,148, which is a reissue of U.S. Patent No. 6,605,300, and U.S. Patent No. 6,322,819, which has recently reissued as U.S. Reissued Patent RE42,096.
Patent protection will expire in April 2019.

Shire is currently reviewing the details of Watson’s Paragraph IV Notice Letter which was directed to each of the Orange Book listed patents.  Under the Hatch-Waxman Act, Shire has 45 days from the receipt of the Notice Letter to determine if it will file a patent infringement suit.  If Shire brings suit pursuant to the Hatch Waxman regulations, a stay of approval of up to 30-months will be imposed by the FDA on Watson’s ANDA.

Shire submitted a Citizen Petition (CP) to the FDA in October 2005 requesting that the FDA impose stricter bioequivalence standards before approving any ANDA for ADDERALL XR®. The FDA responded that the CP raised “complex issues” and has not resolved the matter. The FDA has not approved any ANDA for ADDERALL XR®.

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280

	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX